EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NTN Buzztime, Inc. of our report dated March 15, 2016, relating to our audit of the consolidated financial statements of NTN Buzztime, Inc., appearing in the Annual Report on Form 10-K of NTN Buzztime, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus, which is part of this Registration Statement.

/s/ SQUAR MILNER LLP
San Diego, California
December 22, 2016